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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): MARCH 31, 1997
                                                 ----------------

                              NEMATRON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                     MICHIGAN                               0-21142                         38-2483796
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  (State or other jurisdiction of incorporation)    (Commission File Number)  (I.R.S. Employer Identification No.)
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   5840 INTERFACE DRIVE, ANN ARBOR, MICHIGAN                         48103
   -----------------------------------------                       ----------
   (Address of principal executive offices)                        (Zip Code)

                                 (313) 994-0501
                        -------------------------------
                        (Registrant's telephone number)








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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 1997, Nematron Corporation ("Nematron" or the "Company") completed the merger of its wholly-owned subsidiary, NemaSoft, Inc., a Michigan corporation ("NemaSoft"), with Intec Controls Corp. ("Intec") pursuant to an Agreement and Plan of Merger, dated as of February 20, 1997, by and among the Company, NemaSoft, Intec, Thomas W. Kraus and Robert O. Mick (the "Merger
Agreement").  The Merger Agreement is incorporated herein by reference to
Exhibit 2.1 to this Report. Intec is a Walpole, Massachusetts-based developer and supplier of high performance regulatory control software products which execute on personal computers. Intec's software products, sold under the brand name "Paragon," are marketed to a wide variety of process industries including biotechnological, chemical, food and beverage, energy and building management, pharmaceutical, textile and water treatment.

Under the terms of the Merger Agreement, Intec was merged into NemaSoft, with NemaSoft as the surviving corporation (the "Merger"), and the Company agreed to issue a formula-based number of shares of Nematron Common Stock to the former
Intec shareholders. The number of shares of Nematron Common Stock which will be issued is based on the Average Share Price of Nematron Common Stock, but such amount will not be less than 400,000 shares nor more than 600,000 shares.
The "Average Share Price" is defined as the average of the last reported sale prices per share of Nematron Common Stock as reported by the Nasdaq National
Market for each of the days on which Nematron Common Stock is traded on the Nasdaq National Market during the 60 calendar day period beginning on February
20, 1997. If the Average Share Price is not less than $7.25 and not greater than $9.25, then the number of shares of Nematron Common Stock to be issued will be 500,000. If the Average Share Price is less than $7.25, then the number of shares of Nematron Common Stock to be issued will be a number determined by dividing 3,625,000 by the Average Share Price, provided that such amount shall not exceed 600,000. If the Average Share Price is greater than $9.75, then the number of shares of Nematron Common Stock to be issued will be a number determined by dividing 4,875,000 by the Average Share Price, provided that such amount shall not be less than 400,000.

In addition to the Nematron Common Stock to be issued, as described above, the Company issued, as part of the consideration in the Merger, warrants to purchase 125,000 shares of Nematron Common Stock at $6.73 per share. The warrants will expire February 20, 2000. A value has not been ascribed to the warrants. The Company has granted stock options to certain employees of Intec.

The Merger was negotiated on an arm's length basis between the parties. The consideration paid by the Company was based upon a number of factors, including estimated fair values of net assets acquired; estimated future revenues, income and cash flows; estimated values of identified intangible assets, including
Intec's workforce, trademarks, products, customer base, locations, and distribution channel, and the market price for the Company's Common Stock.

The Company will account for the merger as a purchase in accordance with the accounting standards promulgated under Accounting Principles Board No. 16,
"Business Combinations" ("APB-16") and relevant AICPA Interpretations,
Accounting Research Bulletins, FASB Statements, Interpretations and Technical
Bulletins which serve as amendments to APB-16.

In connection with the Merger, NemaSoft also entered into two-year employment and non-competition agreements with Intec's president and vice-president who became president and vice-president of NemaSoft as a result of the merger.

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NemaSoft will continue to operate Intec's software development and software sales businesses from its Walpole, Massachusetts and Chichester, W. Sussex, England offices.

Prior to the acquisition of Intec by NemaSoft, there were no agreements or business relationships between Nematron or its affiliates, directors or officers and Intec or its affiliates, directors or officers.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

The following exhibits are filed herewith as a part of this report:



                Exhibit 2.1 Agreement and Plan of Merger, dated as of February 20, 1997, by and among the Company, NemaSoft, Intec, Thomas W. Kraus and Robert O.
                                Mick, as amended March 28, 1997

                Exhibit 4.1     Form of Warrant issued as of March 31, 1997 to
                                Intec shareholders







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                        NEMATRON CORPORATION
                                                        ---------------------
                                                            (Registrant)


April 10, 1997                                          /S/  DAVID P. GIENAPP
                                                        ---------------------
                                                        Secretary,
                                                        Treasurer and
                                                        Executive Vice
                                                        President, Finance
                                                        and Administration





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                                Exhibit Index


Exhibit Number                  Description
--------------                  -----------

     2.1 Agreement and Plan of Merger, dated as of February 20, 1997, by and among the Company, NemaSoft,
                        Intec, Thomas W. Kraus and Robert O. Mick, as amended
                        March 28, 1997

     4.1 Form of Warrant issued as of March 31, 1997 to Intec shareholders